UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements

On January 30, 2015, The TJX Companies, Inc. (“TJX” or the “Company”) entered into new employment agreements effective February 1, 2015 with Carol Meyrowitz, Chief Executive Officer; Scott Goldenberg, Senior Executive Vice President, Chief Financial Officer; and Richard Sherr, Senior Executive Vice President, Group President. The agreements replace the existing two-year agreement with Ms. Meyrowitz and the existing three-year agreements with Mr. Goldenberg and Mr. Sherr, and, unless terminated earlier in accordance with their terms, will continue until January 28, 2017 in the case of Ms. Meyrowitz and until February 3, 2018 in the case of Mr. Goldenberg and Mr. Sherr. The agreements provide for a minimum annual base salary of $1,575,000 for Ms. Meyrowitz, $675,000 for Mr. Goldenberg, and $820,000 for Mr. Sherr, and for participation in the Stock Incentive Plan (“SIP”), Long Range Performance Incentive Plan (“LRPIP”) and Management Incentive Plan (“MIP”) at levels commensurate with their respective position and responsibilities. (Ms. Meyrowitz’s agreement specifies minimum MIP and LRPIP target award levels.) The agreements also entitle the executives to participate in TJX’s fringe benefit and deferred compensation programs. (Ms. Meyrowitz’s agreement provides for an automobile allowance commensurate with her position and specifies interest rate assumptions for determining her benefit under the Supplemental Executive Retirement Plan (“SERP”) if more favorable than those provided in the plan.) Ms. Meyrowitz’s agreement reflects the understanding of the parties that, consistent with the time commitment under her prior agreements, she has delegated and is expected to continue to delegate certain day-to-day responsibilities while retaining responsibility for all executive functions associated with her duties and responsibilities as Chief Executive Officer of TJX.

Under the agreements, upon an involuntary termination without cause (or a voluntary termination in connection with forced relocation) prior to the end of the term, each executive is entitled to continued salary and any automobile allowance for 24 months; amounts sufficient after taxes to cover the cost of any COBRA continuation of health benefits during the salary continuation period, subject to possible early termination if the executive obtains other coverage; outstanding cash incentive awards under MIP and LRPIP for each uncompleted year or award cycle, to the extent applicable performance goals are met and adjusted to reflect the executive’s period of service during the year or cycle; outstanding SIP awards in accordance with their terms plus, for Ms. Meyrowitz, acceleration of outstanding and unvested stock options; and vested and accrued, but unpaid, pay and benefits. The same benefits would be payable to the executives upon termination of employment during the term due to death or disability, except that salary continuation would be adjusted for any long-term disability benefits, MIP awards would be paid at the target amounts, and any stock option acceleration would be determined under award terms. A termination of employment at the end of the respective agreement term would be treated as an involuntary termination without cause if, in the case of Ms. Meyrowitz, the parties do not mutually agree to continue her employment or if, in the case of Mr. Goldenberg and Mr. Sherr, TJX fails to offer continued service in a comparable position, as reasonably determined by the Executive Compensation Committee of the Board of Directors. During the term of the respective agreement, if the executive terminates employment voluntarily (other than in connection with a forced relocation), she or he would only be entitled to vested and accrued, but unpaid, pay and benefits, except that upon a voluntary termination with 90 days’ notice during the term of her agreement, Ms. Meyrowitz would also be entitled to the continuation of salary and automobile allowance, and payments to cover the cost of any COBRA continuation of health benefits, in each case on the same basis as if she had been involuntarily terminated without cause, as well as prorated LRPIP benefits for any full fiscal years in a cycle that have been completed prior to termination.

If a change of control of TJX occurs before the end of the term of her or his respective agreement, each executive would be entitled to a lump sum settlement at target award amounts of MIP and LRPIP awards for which the performance period or cycle had not ended, in addition to payment of any earned but unpaid amounts under those programs, plus any benefits (including any acceleration of awards) under the SIP and TJX’s deferred compensation plans. If, during the 24-month period following the change of control (without regard to the scheduled term of the respective agreement), the executive’s employment were to terminate by reason of an involuntary termination without cause, a voluntary termination for good reason (as defined in the agreements), or death or disability, in lieu of other severance benefits, each executive would each be entitled to a lump sum payment equal to two times the sum of her or his annual base salary, target MIP award amount for the year of termination and annual automobile allowance; continued health and life insurance benefits for two years, except to the extent the executive has coverage from another employer; and vested and accrued, but unpaid, pay and benefits. For this purpose, base salary would be adjusted for any long-term disability benefits and would be based on the higher of the executive’s salary rate prior to termination or the change of control. Ms. Meyrowitz would also be entitled to a lump sum payment of her vested SERP benefit, determined, if more favorable to her, under actuarial assumptions specified in the agreement representing early commencement of her benefit. Each executive would receive only vested and accrued, but unpaid, pay and benefits upon a voluntary termination without good reason following a change of control. Under their agreements, the executives are not entitled to any tax gross-up payment for any “golden parachute” excise tax on change of control benefits, but payments and benefits to each executive would be reduced if and to the extent the reduction is more favorable to the executive on an after-tax basis. TJX is also obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights following a change of control.

Under the agreements, the executives agreed to post-employment undertakings regarding non-solicitation and non-competition for 24 months and confidentiality with respect to TJX’s confidential and proprietary information. Severance and other benefits are conditioned on compliance with these covenants, except that upon a change of control, the executive would no longer be subject to any post-employment covenant not to compete.

Election of Director

On January 30, 2015, the Board of Directors of the Company elected William H. Swanson as a member of the Company’s Board of Directors and its Executive Compensation Committee, effective February 1, 2015. Mr. Swanson was the chief executive officer of Raytheon Company, a technology and innovation leader specializing in defense, security and civil markets throughout the world, from July 2003 until March 2014 and served as Chairman of the Board of Raytheon from 2003 until his retirement in September 2014. Mr. Swanson is also on the Board of Directors of NextEra Energy, Inc., having served in that role since 2009. Mr. Swanson will receive compensation for his service on the Board of Directors in accordance with the Company’s non-employee director compensation program (as described further in exhibit 10.19 to the Company’s Annual Report on Form 10-K filed April 1, 2014, which description is incorporated herein by reference), including annual retainers and deferred stock awards under the SIP, prorated to reflect his election date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and General Counsel

Dated: February 2, 2015